Exhibit 99.1

Higher One Holdings, Inc. Reports Fourth Quarter and Full Year 2011 Financial Results

•	Best sales year ever for OneDisburse, with Signed School Enrollment increase of 888,000

•	Best ever fourth quarter for new sales with a nearly 200,000 increase in SSE

•	2.0 million OneAccounts at the end of the fourth quarter, up 23% from a year ago

New Haven, CT, February 7, 2012 – Technology and payments services provider Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced financial results for the fourth quarter and full year 2011.  In the fourth quarter, revenue was impacted by a voluntary customer credit plan in which Higher One provided for $4.7 million in credits or payments to certain customers in relation to the potential $0 to $10 million contingency disclosed in the company’s third quarter Form 10-Q.  Revenue and revenue before credits to customers for the fourth quarter and full year 2011 were as follows:

($ in thousands)	FY'10	FY'11	Growth
Revenue	144,969	176,320	22%
Revenue (before customer credit plan)	144,969	181,048	25%

($ in thousands)	Q4'10	Q4'11	Growth
Revenue	39,783	41,730	5%
Revenue (before customer credit plan)	39,783	46,458	17%

Revenue growth for both the fourth quarter and the full year 2011 was primarily attributable to an increase in the number of students choosing to use the OneAccount and growth in adoption of the CASHNet payment suite modules.

“I am very pleased with our performance throughout 2011 and particularly pleased that we exited the year in such a strong position,” said Dean Hatton, President and CEO of Higher One.  “We had an excellent year for sales and delivered earnings at the top end of our guidance range.  We also laid the groundwork to implement a multi-bank strategy and took other steps that greatly improve the company’s flexibility going forward.  2012 should be another year of strong growth for Higher One.”

Higher One also reported fourth quarter GAAP net income of $7.6 million, and non-GAAP adjusted net income, which excludes stock-based compensation, stock-based and other customer acquisition expense, amortization of intangible assets, and certain one-time costs such as our customer credit plan, of $12.4 million.  GAAP diluted EPS was $0.13 in the quarter.  Non-GAAP adjusted diluted EPS was $0.21 in the fourth quarter, up from $0.17 a year ago.  In the fourth quarter of 2011, non-GAAP adjusted EBITDA was $19.8 million, up 18% from $16.8 million in the same period last year.

Full year 2011 GAAP net income was at $31.9 million, and non-GAAP adjusted net income, which excludes stock-based compensation, stock-based and other customer acquisition expense, amortization of intangible assets, and certain one-time costs such as our customer credit plan, was $45.0 million.  GAAP diluted EPS was $0.54 for 2011, up from $0.44 in 2010.  2011 non-GAAP adjusted diluted EPS was $0.76, up from $0.60 a year ago.  For full year 2011, non-GAAP adjusted EBITDA was $74.0 million, up 24% from $59.5 million in 2010.

The number of OneAccounts at the end of 2011 totaled 2.0 million, up 23% from approximately 1.6 million at the end of 2010.  Total enrollment at higher education clients who have purchased the OneDisburse product increased to 4.2 million, an increase of more than 888,000, up 27% from 3.3 million at the end of 2010.  2011 was the best ever year for new OneDisburse sales.  Total enrollment at higher education clients who have purchased the CASHNet suite of payment products increased to 2.6 million, up more than 157,000 from 2.5 million at the end of the prior year.

Operating cash flow in the quarter was $13.5 million, up 3% from $13.0 million in the fourth quarter of 2010.  The company generated $44.8 million in operating cash flow for the full year 2011, up 12% from $40.1 million in 2010.  Cash, cash equivalents, and liquid investments totaled $54.8 million at December 31, 2011.

Higher One issued revenue guidance for the first quarter of 2012 of $58.0 – $62.0 million.  The company updated full year 2012 revenue guidance to $215.0 – $230.0 million.  The company issued GAAP diluted EPS guidance for the first quarter of 2012 of $0.24 – $0.28, and maintained GAAP diluted EPS guidance for the full year 2012 of $0.80 – $0.90, respectively.  The company issued first quarter 2012 non-GAAP adjusted diluted EPS guidance of $0.27 – $0.30, and maintained full year 2012 non-GAAP adjusted diluted EPS guidance of $0.90 – $1.00, respectively. The company believes that the non-GAAP adjusted diluted EPS measure, which excludes certain one-time costs, stock-based compensation, and amortization of intangible assets, all adjusted for taxes, provides a useful view of more predictable and normalized business trends.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. EST today to discuss fourth quarter results.  A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://ir.higherone.com/.  In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One Holdings, Inc.

Higher One Holdings, Inc. (NYSE: ONE) is a leading company focused on helping college business offices manage operations and providing enhanced service to students. Through a full array of services from refunds and payment processing, electronic billing, payment plans and more, Higher One works closely with colleges and universities to ensure students receive Financial Aid refunds quickly, can pay tuition and bills online, make on-campus and community purchases and learn the basics of financial management.

Higher One provides its services to approximately 6.0 million students at distinguished public and private higher education institutions nationwide. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.  Information about the factors that could affect future performance can be found in our recent SEC filings available on our website at http://ir.higherone.com.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations.  Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Ken Goff, 203-776-7776 x4462, kgoff@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share amounts)

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2010		2011	2010	2011
Revenue:
Account revenue	$31,821	$37,089	$113,516	$142,589
Payment transaction revenue	3,731	4,745	15,742	18,733
Higher education institution revenue	3,594	3,918	12,543	16,614
Other revenue	637	706	3,168	3,112
Revenue (before customer credit plan)	39,783	46,458	144,969	181,048
Less customer credit plan	-	(4,728)	-	(4,728)
Revenue	39,783	41,730	144,969	176,320
Cost of revenue	14,517	17,074	51,845	67,560
Gross margin	25,266	24,656	93,124	108,760
Operating expenses:
General and administrative	8,520	9,513	32,381	37,715
Product development	787	427	3,311	3,265
Sales and marketing	2,409	3,402	16,185	20,265
Total operating expenses	11,716	13,342	51,877	61,245
Income from operations	13,550	11,314	41,247	47,515
Interest income	16	17	29	68
Interest expense	(169)	(70)	(729)	(266)
Other income	-	-	–	1,500
Net income before income taxes	13,397	11,261	40,547	48,817
Income tax expense	4,860	3,632	15,488	16,924
Net income and net income attributable to common stockholders	$8,537	$7,629	$25,059	$31,893

Net income available to common stockholders:
Basic	$8,537	$7,629	$16,149	$31,893
Participating Securities	-	-	8,910	–
Diluted	$8,537	$7,629	$25,059	$31,893

Weighted average shares outstanding
Basic	54,240,386	55,060,419	33,395,310	55,210,972
Diluted	59,360,619	59,134,013	57,302,843	59,553,678

Net income available to common stockholders per common share:
Basic	$0.16	$0.14	0.48	$0.58
Diluted	$0.14	$0.13	0.44	$0.54

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands of dollars, except share and per share amounts)

	December 31,	December 31
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$34,484	$39,085
Investments in marketable securities and certificate of deposit	14,697	15,743
Accounts receivable	2,622	3,672
Income receivable	3,719	5,961
Deferred tax assets	48	33
Prepaid expenses and other current assets	6,981	19,445
Restricted cash	8,250	-
Total current assets	70,801	83,939
Deferred costs	3,782	3,776
Fixed assets, net	9,919	46,088
Intangible assets, net	18,456	16,787
Goodwill	15,830	15,830
Loan receivable related to New Markets Tax Credit financing	-	7,633
Other assets	653	712
Restricted cash	-	1,250
Total assets	$119,441	$176,015

Liabilities and Equity
Current liabilities:
Accounts payable	$3,063	$3,118
Accrued expenses	11,786	26,414
Acquisition payable	8,250	-
Deferred revenue	7,974	9,690
Total current liabilities	31,073	39,222
Deferred revenue	2,051	2,173
Loan payable related to New Markets Tax Credit financing	-	7,633
Deferred tax liabilities	2,926	1,233
Total liabilities	36,050	50,261
Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 56,109,234 shares issued and outstanding at December 31, 2010; 57,675,806 shares issued and 56,615,683 shares outstanding at December 31, 2011	56	58
Additional paid-in capital	136,760	161,268
Treasury stock 1,060,123 shares at December 31, 2011	-	(16,208)
Accumulated deficit, net of 2008 stock tender transaction of $93,933	(53,425)	(21,532)
Total stockholders' equity	83,391	123,586
Noncontrolling interest	-	2,168
Total equity	83,391	125,754
Total liabilities and equity	$119,441	$176,015

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands of dollars)

	Twelve Months Ended
	December 31,
	2010	2011
Cash flows from operating activities
Net income and net income attributable to common stockholders	$25,059	$31,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,292	7,021
Amortization of deferred finance costs	204	76
Non-cash interest expense	360	-
Stock-based customer acquisition expense	7,274	10,493
Stock-based compensation	2,913	3,868
Deferred income taxes	(3,166)	(1,678)
Gain on litigation settlement agreement	-	(1,500)
Loss on disposal of fixed assets	24	428
Changes in operating assets and liabilities:
Accounts receivable	(263)	(1,050)
Income receivable	(382)	(2,242)
Deferred costs	(988)	(992)
Prepaid expenses and other current assets	(4,480)	(6,464)
Other assets	(125)	109
Accounts payable	263	55
Accrued expenses	2,732	2,933
Deferred revenue	3,339	1,838
Net cash provided by operating activities	40,056	44,788
Cash flows from investing activities
Purchases of available for sale investment securities	(20,777)	(14,101)
Proceeds from sales and maturities of available for sale investment securities	6,080	13,055
Purchases of fixed assets, net of changes in construction payables of $347 and $11,610 respectively	(7,059)	(40,426)
Additions to capitalized software	-	(1,602)
Proceeds from development related subsidies	-	7,125
Investment related to New Markets Tax Credit financing	-	(7,633)
Payment to escrow agent	(8,250)	(1,250)
Proceeds from escrow agent	-	1,500
Payment of acquisition payable	(1,750)	-
Net cash used in investing activities	(31,756)	(43,332)
Cash flows from financing activities
Tax benefit related to stock options	2,811	8,793
Proceeds from exercise of stock options	1,019	1,214
Repurchase of common stock	-	(16,208)
Proceeds related to New Markets Tax Credit financing	-	7,633
Noncontrolling interest contribution	-	2,168
Repayments of line of credit	(22,000)	-
Proceeds from issuance of common stock, net of issuance costs	37,209	-
Proceeds from line of credit	4,000	-
Payment of deferred financing costs	(187)	(455)
Repayment of capital lease obligations	(7)	-
Net cash provided by financing activities	22,845	3,145
Net change in cash and cash equivalents	31,145	4,601
Cash and cash equivalents at beginning of period	3,339	34,484
Cash and cash equivalents at end of period	$34,484	$39,085

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(in thousands)

	Three Months Ended
	Dec 31,	March 31,	June 30,	Sept 30,	Dec 31,
	2010	2011	2011	2011	2011

OneDisburse SSE (1)	3,281	3,413	3,659	3,970	4,169
y/y growth	41%	27%	31%	23%	27%

CASHNet suite SSE (2)	2,460	2,506	2,550	2,576	2,617
y/y growth	25%	14%	10%	5%	6%

Ending OneAccounts (3)	1,618	1,762	1,722	2,015	1,997
y/y growth	61%	46%	39%	31%	23%

(1)
OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(2)
CASHNet suite SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more CASHNet modules by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(3)	Ending OneAccounts is defined as the number of open accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(unaudited)		(unaudited)

Net income	$8,537	$7,629	$25,059	$31,893
Interest income	(16)	(17)	(29)	(68)
Interest expense	169	70	729	266
Income tax expense	4,860	3,632	15,488	16,924
Depreciation and amortization	1,971	1,817	7,292	7,021
EBITDA	15,521	13,131	48,539	56,036
Stock-based and other customer acquisition expense	565	1,120	8,013	10,861
Stock-based compensation expense	729	819	2,913	3,868
Customer credit plan	-	4,728	-	4,728
Other income	-	-	-	(1,500)
Adjusted EBITDA	$16,815	$19,798	$59,465	$73,993

Revenues (before customer credit plan)	$39,783	$46,458	$144,969	$181,048
Net Income Margin	21.5%	16.4%	17.3%	17.6%
Adjusted EBITDA Margin	42.3%	42.6%	41.0%	40.9%

 Unaudited Reconciliation of GAAP Net Income and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(unaudited)		(unaudited)

Net income	$8,537	$7,629	$25,059	$31,893
Customer credit plan	-	4,728	-	4,728
Stock-based and other customer acquisition expense	565	1,120	8,013	10,861
Stock-based compensation expense - ISO	378	375	1,526	1,743
Stock-based compensation expense - NQO	351	444	1,387	2,125
Other income	-	-	-	(1,500)
Amortization of intangibles	767	768	3,070	3,071
Amortization of deferred finance costs	51	22	204	76
Total pre-tax adjustments	2,112	7,457	14,200	21,104
Tax rate	35.7%	38.2%	38.6%	38.2%
Tax adjustment	618	2,705	4,841	7,969
Adjusted net income	$10,031	$12,381	$34,418	$45,028

Diluted average weighted shares outstanding	59,360,619	59,134,013	57,302,843	59,553,678
Diluted EPS	$0.14	$0.13	$0.44	$0.54
Adjusted Diluted EPS	$0.17	$0.21	$0.60	$0.76

Revenues (before customer credit plan)	$39,783	$46,458	$144,969	$181,048
Net Income Margin	21.5%	16.4%	17.3%	17.6%
Adjusted Net Income Margin	25.2%	26.6%	23.7%	24.9%

Higher One Holdings, Inc.
Business Outlook

	Three Months Ending
	March 31, 2012
	GAAP			Non-GAAP (a)
Revenues (in millions)	$58.0	-	$62.0	$58.0	-	$62.0
Diluted EPS	$0.24	-	$0.28	$0.27	-	$0.30

(a) Estimated Non-GAAP amounts above for the three months ending March 31, 2012 reflect the estimated quarterly adjustments that exclude (i) the amortization of intangibles and finance costs of approximately $750,000, (ii) stock-based compensation expense of approximately $1.25 million.

	Twelve Months Ending
	December 31, 2012
	GAAP			Non-GAAP (b)
Revenues (in millions)	$215.0	-	$230.0	$215.0	-	$230.0
Diluted EPS	$0.80	-	$0.90	$0.90	-	$1.00

(b) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2012 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $3.0 million, and (ii) stock-based compensation expense of approximately $5.0 million.